Exhibit 99

ANADARKO ANNOUNCES FIRST-QUARTER RESULTS

HOUSTON, May 2, 2011 – Anadarko Petroleum Corporation (NYSE: APC) today announced first-quarter 2011 net income attributable to common stockholders of $216 million, or $0.43 per share (diluted). These results include certain items typically excluded by the investment community in published estimates. In total, these items decreased net income by approximately $147 million, or $0.29 per share (diluted) on an after-tax basis.(1) Cash flow from operating activities in the first quarter of 2011 was $1.289 billion, and discretionary cash flow totaled $1.674 billion.(2)

FIRST-QUARTER 2011 HIGHLIGHTS

—	Achieved record sales volumes, comprised of 42 percent liquids
—	Announced a $1.6 billion joint venture in the Eagleford Shale
—	Announced six successful offshore discoveries and/or appraisal wells
—	Reduced lease operating expense per unit by 13 percent over the fourth-quarter 2010
—	Announced the $576 million acquisition of the Wattenberg Processing Plant

“Anadarko delivered record sales volumes in the first quarter, including a 15-percent quarter-over-quarter increase in daily liquids volumes, strong cash flow and improved margins,” said Anadarko Chairman and CEO Jim Hackett. “This record performance was highlighted by the rapid growth of our shale plays and our first lifting from the Jubilee field offshore Ghana. Our deepwater exploration program also achieved excellent results in the quarter with three discoveries and three successful offshore appraisal wells. Early in the second quarter, we closed the previously announced $1.6 billion joint venture with KNOC (Korea National Oil Corporation) in the Eagleford Shale, validating the tremendous embedded value of this resource.”

During the first quarter of 2011, sales volumes totaled 62 million barrels of oil equivalent (BOE), or 690,000 BOE per day, averaging approximately 2.4 billion cubic feet of natural gas per day, 212,000 barrels of oil per day (BOPD), and 76,000 barrels of natural gas liquids per day.

OPERATIONS SUMMARY

Anadarko’s record sales volumes benefited from the company’s first oil lifting at the Jubilee field in Ghana, as well as continued production growth in the Eagleford and Marcellus shale plays. In Ghana, current gross production from the Jubilee field is more than 70,000 BOPD and continues to ramp up toward capacity of 120,000 BOPD, which is expected by the third quarter of 2011. In the company’s shale plays, average sales volumes in the Eagleford and Marcellus areas increased by about 30 percent and 82 percent, respectively, over the fourth quarter of 2010.

The company recently closed the $1.6 billion Eagleford joint-venture agreement with a subsidiary of KNOC. Under the terms of the agreement, KNOC will fund approximately 100 percent of capital costs in the play for the remainder of this year and up to 90 percent of costs thereafter, until the carry is exhausted. The amount to be paid includes an approximate $48 million post-effective date reimbursement, and KNOC also exercised its option to acquire an approximate 25-percent interest in associated midstream assets for reimbursement of an additional $38 million.

In the Rockies, Anadarko announced the acquisition of the Wattenberg Processing Plant in northeastern Colorado. This acquisition is expected to improve field recoveries and allow for future expansion in the greater Denver-Julesburg Basin, where Anadarko continues an active program with seven rigs drilling directional wells in the Wattenberg field and three rigs drilling horizontal wells in the emerging Niobrara play.

EXPLORATION SUMMARY

Anadarko announced three deepwater discoveries during the first quarter of 2011. The Teak-1 and Teak-2 discoveries, located in the 30.875-percent-owned West Cape Three Points Block offshore Ghana, encountered high-quality oil, condensate and natural gas pay in Turonian-age reservoirs similar to those found in the adjacent Jubilee field, as well as Campanian-age reservoirs. In Mozambique, the company announced the Tubarão discovery, marking its fourth operated natural gas discovery in the 36.5 percent-owned Offshore Area 1 of the Rovuma Basin.

In the Deepwater Tano Block offshore Ghana, where Anadarko holds an 18-percent working interest, the company and its partners announced successful appraisal wells at Enyenra-2A, Tweneboa-3 and Tweneboa-3ST. Subsequent to quarter end, the operator also announced the successful Tweneboa-4 appraisal well. Additional appraisal activity is ongoing in the Tweneboa/Enyenra complex as the partnership continues to work toward a declaration of commerciality, which is expected later this year.

FINANCIAL SUMMARY

Anadarko ended the first quarter of 2011 with approximately $3.5 billion of cash on hand, maintained access to its five-year, $5 billion undrawn credit facility and generated $87 million of free cash flow. The company’s estimated 2011 capital expenditures were increased by approximately $600 million as a result of the Wattenberg Processing Plant acquisition, resulting in an estimated capital spending range of $6.2 to $6.6 billion, excluding capital expenditures related to Western Gas Partners, LP.

OPERATIONS REPORT

For more details on Anadarko’s operations, please refer to the comprehensive report on first-quarter 2011 activity. The report is available at www.anadarko.com on the Investor Relations page.

CONFERENCE CALL TOMORROW AT 9 A.M. CDT, 10 A.M. EDT

Anadarko will host a conference call on Tuesday, May 3, at 9 a.m. Central Daylight Time (10 a.m. Eastern Daylight Time) to discuss first-quarter results, current operations and the company’s outlook for the remainder of 2011. The dial-in number is 888.713.4217 in the United States or 617.213.4869 internationally. The confirmation number is 98218183. For complete instructions on how to participate in the conference call, or to listen to the live audio webcast and slide presentation, please visit www.anadarko.com. A replay of the call will also be available on the Web site for approximately 30 days following the conference call.

FINANCIAL DATA

Eight pages of summary financial data follow, including current hedge positions, financial guidance and supplemental production guidance.

(1) See the accompanying table for details of certain items affecting comparability.

(2) See the accompanying table for a reconciliation of GAAP to non-GAAP financial measures and a statement indicating why management believes the non-GAAP financial measures provide useful information for investors.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2010, the company had approximately 2.42 billion barrels-equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. For more information about Anadarko, please visit www.anadarko.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including Anadarko’s ability to commercially operate the drilling prospects identified in this news release. See “Risk Factors” in the company’s 2010 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

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ANADARKO CONTACTS

MEDIA:

John Christiansen, john.christiansen@anadarko.com, 832.636.8736

Brian Cain, brian.cain@anadarko.com, 832.636.3404

INVESTORS:

John Colglazier, john.colglazier@anadarko.com, 832.636.2306

Dean Hennings, dean.hennings@anadarko.com, 832.636.2462

Wayne Rodrigs, wayne.rodrigs@anadarko.com, 832.636.2305

Anadarko Petroleum Corporation

Certain Items Affecting Comparability

	Quarter Ended March 31, 2011
millions except per-share amounts	Before Tax	After Tax	Per Share (diluted)
Unrealized gains (losses) on derivatives, net*	$(253)	$(160)	$(0.32)
Other general and administrative items, net	24	15	0.03
Impairments	(2)	(2)	—
	$(231)	$(147)	$(0.29)

*	For the quarter ended March 31, 2011, before-tax unrealized gains (losses) on derivatives, net includes $(313) million related to commodity derivatives, $59 million related to other derivatives, and $1 million related to gathering, processing, and marketing sales.

	Quarter Ended March 31, 2010
millions except per-share amounts	Before Tax	After Tax	Per Share (diluted)
Unrealized gains (losses) on derivatives, net*	$545	$348	$0.71
Loss on early retirements of debt	(40)	(25)	(0.05)
Gains (losses) on divestitures and other, net	(13)	(7)	(0.01)
Impairments	(12)	(8)	(0.02)
Change in uncertain tax positions (FIN48)	—	(4)	(0.01)
	$480	$304	$0.62

*	For the quarter ended March 31, 2010, before-tax unrealized gains (losses) on derivatives, net includes $567 million related to commodity derivatives, $(29) million related to other derivatives, and $7 million related to gathering, processing, and marketing sales.

Reconciliation of GAAP to Non-GAAP Measures

Below are reconciliations of cash provided by operating activities (GAAP) to discretionary cash flow from operations and free cash flow (non-GAAP), and net income (loss) attributable to common stockholders (GAAP) to adjusted net income (loss) (non-GAAP) as required under Regulation G of the Securities Exchange Act of 1934. Management uses discretionary cash flow from operations and free cash flow to demonstrate the Company’s ability to internally fund capital expenditures and to service or incur additional debt. It is useful in comparisons of oil and gas exploration and production companies because it excludes fluctuations in assets and liabilities. Management uses adjusted net income (loss) to evaluate the Company’s operational trends and performance.

	Quarter Ended March 31,
millions	2011	2010
Net cash provided by operating activities	$1,289	$1,317
Add back:
Change in accounts receivable	251	27
Change in accounts payable and accrued expenses	177	281
Change in other items—net	(43)	(95)
Discretionary cash flow from operations	$1,674	$1,530

Anadarko Petroleum Corporation

Reconciliation of GAAP to Non-GAAP Measures

	Quarter Ended March 31,
millions	2011	2010
Discretionary cash flow from operations	$1,674	$1,530
Less: Capital expenditures*	1,587	1,239
Free cash flow	$87	$291

*	Includes Western Gas Partners, LP (WES) capital expenditures of $317 million and $4 million for the quarters ended March 31, 2011, and 2010, respectively.

	Quarter Ended March 31, 2011		Quarter Ended March 31, 2010
	After	Per Share	After	Per Share
millions except per-share amounts	Tax	(diluted)	Tax	(diluted)
Net income (loss) attributable to common stockholders	$216	$0.43	$716	$1.43
Less: Certain items affecting comparability	(147)	(0.29)	304	0.62
Adjusted net income (loss)	$363	$0.72	$412	$0.81

Presented below is a reconciliation of total debt (GAAP) to net debt (non-GAAP). Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

millions	March 31, 2011
Total debt	$13,193
Less: Cash and cash equivalents	3,460
Net debt	$9,733

Net debt	$9,733
Stockholders’ equity	20,909
Adjusted capitalization	$30,642

Net debt to adjusted capitalization ratio	32%

Anadarko Petroleum Corporation

(Unaudited)

Summary Financial Information	Quarter Ended March 31,
millions except per-share amounts	2011	2010
Consolidated Statements of Income
Revenues and Other
Gas sales	$854	$1,081
Oil and condensate sales	1,807	1,502
Natural-gas liquids sales	333	274
Gathering, processing, and marketing sales	230	273
Gains (losses) on divestitures and other, net	29	9
Total	3,253	3,139
Costs and Expenses
Oil and gas operating	232	187
Oil and gas transportation and other	209	191
Exploration	179	155
Gathering, processing, and marketing	171	183
General and administrative	235	210
Depreciation, depletion, and amortization	985	981
Other taxes	344	301
Impairments	2	12
Total	2,357	2,220
Operating Income (Loss)	896	919
Other (Income) Expense
Interest expense	220	224
(Gains) losses on commodity derivatives, net	256	(588)
(Gains) losses on other derivatives, net	(59)	29
Other (income) expense, net	(24)	9
Total	393	(326)
Income (Loss) Before Income Taxes	503	1,245
Income Tax Expense (Benefit)	266	517
Net Income (Loss)	$237	$728
Net Income Attributable to Noncontrolling Interests	21	12
Net Income (Loss) Attributable to Common Stockholders	$216	$716
Per Common Share:
Net income (loss) attributable to common stockholders—basic	$0.43	$1.44
Net income (loss) attributable to common stockholders—diluted	$0.43	$1.43
Average Number of Common Shares Outstanding—Basic	497	493
Average Number of Common Shares Outstanding—Diluted	499	496

Exploration Expense
Dry hole expense	$16	$25
Impairments of unproved properties	74	88
Geological and geophysical expense	48	3
Exploration overhead and other	41	39
Total	$179	$155

Anadarko Petroleum Corporation

(Unaudited)

Summary Financial Information	Quarter Ended March 31,
millions	2011	2010
Cash Flows from Operating Activities
Net income (loss)	$237	$728
Depreciation, depletion, and amortization	985	981
Deferred income taxes	73	154
Dry hole expense and impairments of unproved properties	90	113
Impairments	2	12
(Gains) losses on divestitures, net	—	(13)
Unrealized (gains) losses on derivatives, net	253	(545)
Other	34	100
Discretionary Cash Flow from Operations	1,674	1,530
(Increase) decrease in accounts receivable	(251)	(27)
Increase (decrease) in accounts payable and accrued expenses	(177)	(281)
Other items—net	43	95
Net Cash Provided By Operating Activities	$1,289	$1,317

Capital Expenditures	$1,587	$1,239

	March 31,	December 31,
millions	2011	2010
Condensed Balance Sheets
Cash and cash equivalents	$3,460	$3,680
Other current assets	3,227	2,995
Net properties and equipment	38,423	37,957
Other assets	1,537	1,616
Goodwill and other intangible assets	5,366	5,311
Total Assets	$52,013	$51,559
Current debt	$424	$291
Other current liabilities	3,641	3,823
Long-term debt	12,769	12,722
Other long-term liabilities	13,395	13,284
Stockholders’ equity	20,909	20,684
Noncontrolling interests	875	755
Total Liabilities and Equity	$52,013	$51,559
Capitalization
Total debt	$13,193	$13,013
Stockholders’ equity	20,909	20,684
Total	$34,102	$33,697
Capitalization Ratios
Total debt	39%	39%
Stockholders’ equity	61%	61%

Anadarko Petroleum Corporation

(Unaudited)

Sales Volumes and Prices

	Average Daily Volumes			Sales Volumes			Average Sales Price
	Natural Gas MMcf/d	Crude Oil & Condensate MBbls/d	NGLs MBbls/d	Natural Gas Bcf	Crude Oil & Condensate MMBbls	NGLs MMBbls	Natural Gas Per Mcf	Crude Oil & Condensate Per Bbl	NGLs Per Bbl
Quarter Ended March 31, 2011
United States	2,412	131	76	217	12	7	$3.93	$91.56	$48.86
Algeria		55			5			98.45
Other International		26			2			101.66

Total	2,412	212	76	217	19	7	$3.93	$94.58	$48.86

Quarter Ended March 31, 2010
United States	2,393	139	65	215	12	6	$5.02	$74.98	$46.64
Algeria		69			6			76.04
Other International		14			2			73.16

Total	2,393	222	65	215	20	6	$5.02	$75.18	$46.64

	Average Daily Volumes MBOE/d	Sales Volumes MMBOE
Quarter Ended March 31, 2011	690	62
Quarter Ended March 31, 2010	686	62

Sales Revenue and Commodity Derivatives

	Sales			Commodity Derivatives Gain (Loss)
				Natural Gas		Crude Oil & Condensate
millions	Natural Gas	Crude Oil & Condensate	NGLs	Realized	Unrealized	Realized	Unrealized
Quarter Ended March 31, 2011
United States	$854	$1,080	$333	$72	$(47)	$(12)	$(275)
Algeria		491				(3)	9
Other International		236

Total	$854	$1,807	$333	$72	$(47)	$(15)	$(266)

Quarter Ended March 31, 2010
United States	$1,081	$935	$274	$19	$566	$(1)	$(5)
Algeria		470				3	6
Other International		97

Total	$1,081	$1,502	$274	$19	$566	$2	$1

Anadarko Petroleum Corporation

Financial and Operating External Guidance

As of May 2, 2011

	2nd Qtr Guidance			Total Year Guidance
	Units			Units
Total Sales (MMBOE)	60	-	62	244	-	248

Crude Oil (MBbl/d):	224	-	231	215	-	219

United States	129	-	131	127	-	129
Algeria	61	-	64	53	-	54
Other International	34	-	36	35	-	37

Natural Gas (MMcf/d):

United States	2,250	-	2,300	2,325	-	2,375

Natural Gas Liquids (MBbl/d):

United States	61	-	64	65	-	67

	$ / Unit			$ / Unit
Price Differentials vs NYMEX (w/o hedges)

Crude Oil ($/Bbl):	-	-	1.00	(1.00)	-	1.00
United States	(3.00)	-	(5.00)	(5.00)	-	(7.00)
Algeria	8.00	-	10.00	6.00	-	8.00
Other International	6.00	-	8.00	4.00	-	6.00

Natural Gas ($/Mcf):

United States	(0.15)	-	(0.25)	(0.20)	-	(0.30)

Anadarko Petroleum Corporation

Financial and Operating External Guidance

As of May 2, 2011

	2nd Qtr Guidance			Total Year Guidance

	$ MM			$ MM
Other Revenues:
Marketing and Gathering Margin	50	-	70	225	-	275
Minerals and Other	35	-	45	110	-	140

Costs and Expenses:
	$ / Boe			$ / Boe
Oil & Gas Direct Operating	3.80	-	4.20	3.80	-	4.20
Oil & Gas Transportation/Other	3.40	-	3.65	3.40	-	3.65
Depreciation, Depletion and Amortization	15.25	-	15.75	15.25	-	15.75
Production Taxes (% of Revenue)	11.5%	-	12.5%	10.0%	-	12.0%

	$ MM			$ MM
General and Administrative	240	-	260	950	-	1,050
Exploration Expense
Non-Cash	100	-	150	600	-	700
Cash	75	-	100	325	-	375
Interest Expense (net)	210	-	230	850	-	875
Other (Income) Expense	-	-	20	-	-	80

Tax Rate

Algeria (All Current)	55%	-	65%	55%	-	65%
Rest of Company (All Deferred)	35%	-	45%	35%	-	45%

Avg. Shares Outstanding (MM)
Basic	495	-	497	496	-	498
Diluted	497	-	499	498	-	500

	$ MM			$ MM
Capital Investment *
Capital Expenditures	1,750	-	1,900	6,060	-	6,450
Capitalized Interest	30	-	40	140	-	150

*  Excludes Western Gas Partners, LP (WES)

Anadarko Petroleum Corporation

Commodity Hedge Positions (Excluding Natural Gas Basis)

As of May 2, 2011

	Volume (thousand MMBtu/d)	Weighted Average Price per MMBtu
		Floor Sold	Floor Purchased	Ceiling Sold
Natural Gas
Three-Way Collars
2011	480	$5.00	$6.50	$8.29
2012	500	$5.00	$6.50	$9.03

Fixed Price - Financial
2011	90	$6.17

	Volume (thousand MBbls/d)	Weighted Average Price per barrel
		Floor Sold	Floor Purchased	Ceiling Sold
Crude Oil
Three-Way Collars
2011	126	$64.29	$79.29	$99.95
2012	2	$35.00	$50.00	$92.50

Anadarko Petroleum Corporation

Natural Gas Basis Hedge Positions

As of May 2, 2011

	Volume (thousand MMBtu/d)	Price per MMBtu
Basis Swaps
2011
Mid Continent	15	$(0.76)
Rocky Mountains	30	$(2.22)

	45	$(1.74)

Interest Rate Derivatives*

As of May 2, 2011

Instrument	Notional Amt.	Start Date	Maturity	Rate Paid	Rate Received

Swap	$750 Million	Oct-2011	Oct-2021	4.72%	3M LIBOR
Swap	$1,250 Million	Oct-2011	Oct-2041	4.83%	3M LIBOR
Swap	$250 Million	Oct-2012	Oct-2022	4.91%	3M LIBOR
Swap	$750 Million	Oct-2012	Oct-2042	4.80%	3M LIBOR

*	Excludes Western Gas Partners, LP (WES)